BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT (hereinafter the “Agreement”), is entered into on the date set forth below by and between Houston American Energy Corp., a Delaware corporation (the “Borrower”), and the lenders whose signatures appear hereon (the “Lender(s)”).

WHEREAS, the Borrower is engaged in oil and gas exploration and is party to an agreement to acquire an interest in mineral acreage in Hockley County, Texas (the “Hockley County Acreage”);

WHEREAS, the Borrower is presently engaged in efforts to secure additional equity capital or debt financing (all sales, for cash, of equity or debt securities – excluding the Bridge Loan Notes issued pursuant to this Agreement – of the Borrower from and after the date hereof until the Bridge Loans made hereunder are paid in full, being referred to as the “Funding Program”) to support the acquisition of the Hockley County Acreage;

WHEREAS, pending the receipt of funding from the Funding Program, the Borrower desires to borrow, and the Lenders are willing to lend, up to $600,000 (the “Bridge Loan”) to support the acquisition of the Hockley County Acreage; and

WHEREAS, as consideration for making the Bridge Loan, the Borrower has agreed to issue to the Lenders senior unsecured promissory notes (the “Bridge Loan Note”), in the form attached hereto as Exhibit A, and warrants (the “Warrant”), in the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrower and Lenders agree as follows:

1.       Bridge Loan Notes and Warrants. The Borrower agrees to issue to the Lenders (a) Bridge Loan Notes in the amount set forth on the signature page hereof, for aggregate consideration not to exceed $600,000, the terms of which Bridge Loan Notes are set forth herein and in the Bridge Loan Note, and (b) Warrants to purchase one share of common stock of the Borrower for each dollar of Bridge Loan Notes issued, the terms of which Warrants are set forth in Exhibit B.

2.       Consideration. As consideration for the issuance of the Bridge Loan Notes and Warrants, the Lenders shall pay to the Borrower an amount equal to 95% of the face amounts of the Bridge Loan Notes issued to said Lenders.

3.       Interest. The unpaid principal amount of the Bridge Loan shall bear interest until paid at an interest rate per annum (the “Applicable Rate”) of twelve percent (12%); provided, however, that so long as an Event of Default has occurred and is continuing, the Applicable Rate shall be the lesser of eighteen percent (18%) per annum or the maximum rate permissible under applicable law. Interest on the unpaid principal amount of the Bridge Loan shall accrue from and including the date funds are advanced but not including the date such Bridge Loan is paid. Interest shall be calculated on the basis of a year consisting of 365 days and paid for actual days elapsed.

4.       Payments. Subject to the provisions of Sections 5 and 6 below, the Bridge Loans, including interest accrued thereon, shall be repayable by the Borrower:

(a)       in monthly installments of interest only payable on the last day of each calendar month so long as the Bridge Loan remains outstanding; and

(b)       any unpaid principal and accrued interest on the Bridge Loan shall be payable in full one hundred twenty (120) calendar days following the date of the applicable Bridge Loan Note (the “Maturity Date”).

All payments shall be applied first to expenses, if any, of collection, then to accrued and unpaid interest and then to principal. All payments by the Borrower hereunder shall be made without set-off or counterclaim and shall be made to the Lender at its address set forth on the signature page, or at such other place as may be designated in writing by the Lender to the Borrower.

5.       Prepayment. The Borrower shall, (i) on the last business day of each month so long as amounts remain owing hereunder, prepay the Bridge Loans, including accrued interest, from and to the extent of one hundred percent (100%) of the net proceeds received by the Borrower from the Funding Program, and (ii) not later than five (5) business days following the sale (an “Asset Sale”) by the Borrower of any assets, other than assets sold in the ordinary course of business, prepay the Bridge Loans, including accrued interest, from and to the extent of one hundred percent (100%) of the net proceeds received by the Borrower from the sale of assets, and (iii) not later than five (5) business days following the receipt of proceeds (“Oil and Gas Proceeds”) from sale of oil and gas production arising from the Hockley County Acreage, prepay the Bridge Loans, including accrued interest, from and to the extent of seventy-five percent (75%) of the net Oil and Gas Proceeds received. In addition, the Borrower may, at its election, repay the Bridge Loan in whole or in part at any time prior to the Maturity Date without premium or penalty.

6.       Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement and under the Bridge Loan Notes:

(a)       The Borrower shall fail to pay (i) any principal payment owed hereunder on the due date required hereunder, (ii) any interest payment owed hereunder on the due date required hereunder, or (iii) any other payment required under the terms of this Agreement or the Bridge Loan Notes on the due date for such payment, and such payment shall not have been made within five (5) days after the Borrower’s receipt of the Lender’s written notice to the Borrower of such failure to pay (any such event being referred to as a “Payment Default”); or

(b)       The Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the Bridge Loan Notes (other than those specified in Section 6(a) of this Agreement) and such failure shall continue for ten (10) days after written notice thereof is delivered to the Borrower by a holder of the Bridge Loan Note; or

(c)       The Borrower shall:

(i)       apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property;

(ii)       be unable, or admit in writing its inability, to pay its debts generally as they mature;

(iii)       make a general assignment for the benefit of any of its creditors;

(iv)       commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(v)       take any action for the purpose of effecting any of the foregoing; or

(d)       Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect, shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days after commencement.

7.       Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default under Sections 6(c) or 6(d)) and at any time thereafter during the continuance of such Event of Default, the Lender may, by written notice to the Borrower, declare all outstanding amounts payable by the Borrower under this Agreement to be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 6(c) or 6(d) hereof, immediately and without notice, all outstanding amounts payable by the Borrower under this Agreement and the Bridge Loan Notes shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy permitted to it by the UCC, or otherwise available at law or in equity or both.

8.       Representations, Warranties and Covenants of the Borrower. The Borrower hereby represents, warrants and covenants to the Lender that:

(a)       Authorization. The Borrower has full power and authority to enter into this Agreement and such Agreement constitutes a valid and legally binding obligation of the Borrower enforceable in accordance with its terms.

(b)       Use of Proceeds. The proceeds of the Bridge Loan shall be used to support the acquisition of the Hockley County Acreage and general working capital needs of the Borrower and no payments will be made to repay indebtedness owed to affiliates of the Borrower unless and until the Bridge Loan Notes have been repaid in full.

(c)       Prepayment Notices. Within two (2) business days following receipt by the Borrower, on or after the date hereof, of net funds from (i) the Funding Program, (ii) an Asset Sale, or (iii) Oil and Gas Proceeds; the Borrower shall provide written notice to the holders of the Bridge Loan Notes with respect to the receipt of such funds.

(d)       No Senior or Parity Debt. So long as any amounts remain outstanding and owing under the Bridge Loan Notes, without the prior written consent of holders of a majority in total principal amount then owing under the Bridge Loan Notes (the “Majority Holders”), the Borrower will not create, incur, assume or permit to exist any indebtedness which is not expressly and fully subordinated to the Bridge Loan Notes and does not contain subordination terms that are reasonably satisfactory to the Majority Holders.

(e)       Negative Pledge. So long as any amounts remain outstanding and owing under the Bridge Loan Notes, without the prior written consent of the Majority Holders, the Borrower will not create, incur, assume or suffer to exist any liens upon or with respect to any assets now owned or hereafter acquired by it or on any of its rights in respect thereof, except for:

(i)       liens existing as of the date hereof;

(ii)       liens incurred in the ordinary conduct of the business of the Borrower and its subsidiaries or the ownership of their respective assets; and

(iii)       liens for taxes, assessments or governmental charges or levies, or otherwise arising by operation of law, which taxes, assessments or governmental charges or levies are not yet due and payable or which are being contested in good faith by appropriate proceedings.

9.       Representations, Warranties and Covenants of the Lender. The Lender hereby represents, warrants and covenants to the Borrower that:

(a)       Authorization. The Lender has full power and authority to enter into this Agreement and such Agreement constitutes a valid and legally binding obligation of the Lender enforceable in accordance with its terms.

(b)       Purchase Entirely for Own Account. This Agreement is made with the Lender in reliance upon the Lender’s representation to the Borrower, which by the Lender’s execution of this Agreement the Lender hereby confirms, that the Bridge Loan Note and Warrant will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that the Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Bridge Loan Note or Warrant.

(c)       Disclosure of Information. The Lender has received such information regarding the Borrower and the Bridge Loan Notes and Warrant as the Lender shall have requested and believes it has received all the information considered by the Lender as being necessary or appropriate for deciding whether to enter into the transaction contemplated hereby. The Lender further represents that it has had an opportunity to ask questions and receive answers from the Borrower regarding the terms and conditions of the transactions contemplated hereby and the business, properties and financial condition of the Borrower.

(d)       Investment Experience. The Lender acknowledges that it is able to fend for itself, can bear the economic risk of the transactions contemplated herein, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transaction contemplated herein.

(e)       Accredited Investor. The Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”), as presently in effect.

(f)       Restricted Securities. The Lender understands that the Bridge Loan Notes and Warrants, and shares underlying the Warrants, are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Borrower in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

10.       Successors and Assigns. This Agreement shall be binding upon the executors, administrators, heirs, legal representatives, legatees, successors and assigns of the parties hereto and shall inure to the benefit of the parties and their successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

11.       Notices. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party’s signature line on this Agreement or at such other address as such party may designate by ten days’ advance written notice under this paragraph to all other parties to this Agreement.

12.       No Waiver. The failure of any party hereto in any instance to exercise any rights provided hereby shall not constitute a waiver of any other rights that may subsequently arise under the provisions of this Agreement or any other agreement between the parties. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13.       Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument.

[Lender Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan Agreement to be duly executed by their respective authorized signatories as of the date indicated below.

HOUSTON AMERICAN ENERGY CORP.

Dated: September 18, 2019
By:
	Name:	James Schoonover
	Title:	President
801 Travis, Suite 1425
Houston, Texas 77002

LENDER:

Name:
Title:

Address:

Face Amount of
Bridge Loan Notes:	$___________________
x 95%

Consideration	$___________________